UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006

RCN Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

196 Van Buren Street Herndon, Virginia	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 434-8200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2006, RCN Corporation and RCN International, Inc. (“RCN”) entered into a stock purchase agreement to sell their 48.93% interests in Megacable, S.A. de C.V. (“Megacable”) and Megacable Communicaciones de Mexico S.A. (“MCM”) to Teleholding, S.A. de C.V., a Mexican entity comprised of the current shareholders of Megacable and MCM. The net-after tax proceeds to RCN will be $300 million in cash. The transaction is expected to close in March 2006. The sale is conditioned upon certain regulatory filings to be made by Teleholding, but is not subject to the receipt of any regulatory approvals or consents.

On March 8, 2006, RCN issued a press release announcing the execution of the stock purchase agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

A copy of the stock purchase agreement is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

RCN prepared a slide presentation for possible use in connection with RCN’s press release announcing the execution of the stock purchase agreement. A copy of the slide presentation is included as Exhibit 99.3 to this report and is incorporated herein by reference. RCN does not intend for this item 7.01 or Exhibit 99.3 to be treated as “filed” under the Securities and Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	RCN Corporation Press Release, dated March 8, 2006.

Exhibit 99.2	Stock Purchase Agreement, dated March 6, 2006, by and among RCN International, Inc., Teleholding, S.A. de C.V., Mega Cable, S.A. de C.V. and MCM Holding, S.A. de C.V.

Exhibit 99.3	RCN Slide Presentation, dated March 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION

Date: March 8, 2006	/S/ PETER D. AQUINO
Peter D. Aquino President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	RCN Corporation Press Release, dated March 8, 2006.

Exhibit 99.2	Stock Purchase Agreement, dated March 6, 2006, by and among RCN International, Inc., Teleholding, S.A. de C.V., Mega Cable, S.A. de C.V., and MCM Holding, S.A. de C.V.

Exhibit 99.3	RCN Slide Presentation, dated March 8, 2006